Exhibit 10.34

FIRST AMENDMENT TO OPERATING AND PROFIT-SHARING AGREEMENT

THIS FIRST AMENDMENT TO OPERATING AND PROFIT-SHARING AGREEMENT (hereinafter referred to as " First Amendment to OPSA") is dated as of this 15th day of January, 2019 (hereinafter referred to as the "Effective Date"). The parties to this First Amendment to OPSA are CLR ROASTERS, LLC, a Florida Limited Liability Company ("CLR"), a wholly owned subsidiary of Youngevity International, Inc, a Delaware corporation with principal offices located at 2400 Boswell Road, Chula Vista, California 91914 ("American Partner") and HERNANDEZ HERNANDEZ EXPORT Y COMPAPAÑIA LIMITADA, ("H&H") a Nicaraguan business entity ALAIN PIEDRA HERNANDEZ, ("Hernandez") a United States citizen living in Nicaragua and MARISOL DEL CARMEN SILES OROZCO ("Orozco") a United States citizen living in Nicaragua ("Nicaragua Partners"). The USA Partner and the Nicaraguan Partner are sometimes referred to herein collectively as the "Parties".

BACKGROUND FACTS

WHEREAS, the Parties entered into that certain Operating and Profit-Sharing Agreement (hereinafter referred to as "OPSA") dated 7-24-2014, and

WHEREAS, the Parties have agreed, in each case subject to the terms and conditions set forth in this First Amendment to OPSA, to amend the OPSA,

TERMS AND CONDITIONS

NOW, THEREFORE, in consideration of the sum of Ten and No/100 Dollars ($10.00) paid to CLR and the mutual covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by both Parties, the Parties agree as follows (with capitalized terms not defined in this First Amendment to OPSA havíng the same meaning as set forth in such OPSA):

l.
Recitals: The above Background Facts are true and correct and are hereby incorporated by this reference as if set forth in its entirety.

2.
Acknowledgment and Representations: The Parties hereby acknowledge, agree and confirm that except for this First Amendment the Employment Agreement has not been modified in any respect.

3.
Stock Distribution: Paragraph 11. of the OPSA shall be amended by adding the following language, as a separate paragraph, at the end thereof: "Working Capital Imbalance will be exchanged for Nasdaq Listed YGYI Stock: The parties agree that as of September 2018 there is a working capital imbalance of approximately $948,863.00, which must be verified, and an imbalance on construction of dormitories of approximately $450,000.00 (providing this amount is still reflected on the books and verified against Free Trade Payments) and outstanding payables of $909,236.55, which has already been verified on CLR Books, for a total imbalance favoring the Nicaragua Partners of $2,308,099.55." : "Purchase of Café Cachita Brand: CLR would like to purchase from H&H their espresso brand Café Cachita for an amount of l,000,000 shares of YGYI which Youngevity shall issue to H&H or any party that H&H authorizes that the shares be issued to. H&H, Hernandez and Orozco jointly and severally certify that they own the brand Café Cachita and have full right and authority to sell same to CLR. Moreover there are no claims, of any nature, against the owners thereof and should a claim arise, of any nature, far acts or omissions occurring prior to the execution of this First Amendment to OPSA, H&H, Hernandez and Orozco jointly and severally shall defend and hold harmless CLR for any said acts or omissions."

4.
Additional Contract for Sale and Purchase of Green Coffee: The OPSA shall be amended by adding a Section 10.A. ADDIITONAL CONTRACT FOR SALE AND PURCHASE OF GREEN COFFEE and which shall provide as follows: "10.A.1. The Parties have obtained a contract for the sale and purchase of green coffee in the amount of approx. $250 million dollars. The parties have established a budget whereby this contract will produce approximately $50 million in annual revenue producing a pretax profit of approximately $3.8 million beginning in 2019. The parties agree that this profit contribution requires a new mill (hereinafter referred to as the CLR SILES Mill), pursuant to the CLR SILES Mill Agreement, of even date, and the currently operating mill, known as La Pita, to deliver this profit participation. The profit contribution for green coffee sales and processing, from La Pita, the New Mill as well as any other milling operations which may be leased or acquired in the future will be split 75%/25% in favor of the American Partner. Profits will only be disbursed after the accumulation of $3 million in operating profits which puts $3 million of additional cash from forward operations on the balance sheet. Based on the paragraph above that $3 million of additional cash will ultimately be split 75/25 in favor of the USA Partners if disbursed. Once the $3 million is accumulated profits in future years will be disbursed 25% to the Nicaragua Partners in either Stock or Cash at the choice of the American Partner.''

5.
Hedging Account: The OPSA shall be amended by adding a Paragraph 10.A.2. and which shall provide as follows: "The parties acknowledge that the Green Coffee Business requires a hedging account as part of the day to day services of the green coffee business. The American Partner has contributed $3.1 million dollar s toward the hedging account and additional funds will be required up to a total of $5 million dollars. The Parties agree that this hedging account will be owned by the American Partner, but managed by the Nicaraguan Partners with oversight coming from the American Partner. At the time of transfer or assignment of the hedging account to the American Partner , there shall be a full reconciliation and accounting made by the Nicaraguan Partner to the American Partner and there shall be the amount of $5,000,000.00 in either cash, positions or a combination of the two. If the amount is less than $5,000,000.00 then and in that event the American Partner shall have a right to offset said shortfall form monies owed to the Nicaraguan Partner from any of its other business ventures. Should for any reason the transfer or assignment of the hedging account not be able to be completed, then and in that event the Parties shall execute an agreement embodying the intention of the Parties as set forth herein and shall be bound by same until said time when the transfer assignment can be fully accomplished. "

6.
Ratification: The Parties represent and warrant to one another as follows: (i) that the execution and delivery of this First Amendment to OPSA has been fully authorized by all necessary corporate, company or partnership action, as the case may be, or in the case of Hernandez and Orozco that she has the legal capacity to be bound by same; (ii) that the person(s) signing this First Amendment to OPSA has the requisite authority to do so and the authority and power to bind the corporation, company or partnership, as the case may be, on whose behalf they have signed, or in the case of Hernandez and Orozco that she has read and fully understands the terms hereof and is executing same with the full intent to be bound by same; and (iii) that this First Amendment to OPSA is valid, binding and legally enforceable in accordance with its terms.

7.
Conflict: In the event of any conflict between the terms of the First Amendment to OPSA and the OPSA, it is expressly agreed that the terms of this OPSA shall control. Except as modified, amended or supplemented by the provisions of the First Amendment to OPSA, all terms obligations and conditions of the Employment Agreement are hereby ratified and shall remain in full force and effect.

IN WITNESS WHEREOF, the Parties have caused this First Amendment to be executed as of the day and year first above written.

/s/Marisol Del Carmen Siles Orozco
MARISOL DEL CARMEN SILES OROZCO

/s/Alain Piedra Hernandez
ALIAN PIEDRA HERNANDEZ

HERNANDEZ, HERNANDEZ EXPORT Y COMPAPAÑIA LIMITADA

/s/Alain Piedra Hernandez
Alain Piedra Hernandez

CLR ROASTERS. LLC

/s/ David S Briskie
Company Representative’s Signature

David S Briskie                         1-15-19

Company Representative’s Printed Name
Pres/CFO
Managing Dir